EXHIBIT 23

               Consent of Ernst & Young LLP, Independent Auditors



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                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Form S-8) pertaining to the 1998 Stock Option Plan, 1997 Employee Stock Purchase Plan, and the 1990 Incentive Plan of Gentner Communications Corporation of our report dated July 28, 2000, with respect to the financial statements of Gentner Communications Corporation included in the Annual Report (Form 10-KSB) for the year ended June 30, 2000.

                                                   /s/ Ernst & Young LLP



Salt Lake City, Utah
September 18, 2000